UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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BROADVIEW INSTITUTE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BROADVIEW INSTITUTE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
August 10, 2010
TO THE SHAREHOLDERS OF BROADVIEW INSTITUTE, INC.:
The 2010 Annual Meeting of Shareholders of Broadview Institute, Inc. (the “Company”) will be held at Globe University, 8089 Globe Drive, Woodbury, Minnesota, 55125 on Tuesday, August 10, 2010 at 1:00 P.M., Central Daylight Saving Time, for the following purposes:
1.	To set the number of members of the Board of Directors at five (5).
2.	To elect directors of the Company for the ensuing year.
3.	To take action upon any other business that may properly come before the meeting or any adjournment thereof.
Only shareholders of record shown on the books of the Company at the close of business on July 2, 2010, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.
You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your proxy (the “Proxy”) in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense to the Company.
This Notice of Annual Meeting, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.
TERRY L. MYHRE
Chairman of the Board
JEFFREY D. MYHRE
Chief Executive Officer
Dated: July 15, 2010
Woodbury, Minnesota

BROADVIEW INSTITUTE, INC.

Proxy Statement
for
Annual Meeting of Shareholders
to be held August 10, 2010

INTRODUCTION
Your Proxy is solicited by the Board of Directors of Broadview Institute, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on August 10, 2010 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.
We will bear the cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material. Our directors, officers, and regular employees may, without compensation other than their regular compensation, solicit Proxies personally, by telephone or electronic communication including facsimile and electronic mail.
Any shareholder submitting a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to our Secretary or other officer or by filing a new written Proxy with one of our officers. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.
Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by our Board of Directors (the “Board”) and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
The mailing address of the Company’s principal executive office is 8089 Globe Drive, Woodbury, Minnesota, 55125. We expect that this Proxy Statement and the related Proxy and Notice of the Annual Meeting will first be mailed to the shareholders on or about July 15, 2010. If you have any questions regarding the information contained in the Proxy Statement or regarding the completion of the enclosed Proxy or would like directions to the Annual Meeting, please call the Company at (651) 332-8000.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 15, 2010
Our 2010 Notice of Annual Meeting and Proxy Statement and our 2010 Annual Report to Shareholders are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04581

OUTSTANDING SHARES AND VOTING RIGHTS
Our Board of Directors has fixed July 2, 2010 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on July 2, 2010, 8,248,252 shares of our Common Stock, par value $.01 per share, and 500,000 shares of our Series B Preferred Stock, par value $.01 per share, were issued and outstanding. Common Stock and Series B Preferred Stock are our only outstanding classes of stock. Each share of Common Stock and Series B Preferred Stock is entitled to one vote and holders of Common Stock and Series B Preferred Stock will vote together as a single class on the matters set forth in the Notice of Annual Meeting. Holders of the Common Stock and Series B Preferred Stock are not entitled to cumulative voting rights in the election of directors. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock and Series B Preferred Stock constitutes a quorum for the transaction of business.
PRINCIPAL SHAREHOLDERS
The following table provides information concerning the only persons known to us to be the beneficial owners of more than five percent (5%) of our outstanding Common Stock as of July 2, 2010.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Shares Beneficially Owned(1)		Class(2)

Terry L. Myhre	5,969,750	(3)	63.5%
4156 Brynwood Drive Naples, FL 34119

Roger C. Kuhl	1,474,750	(4)	17.9%
15028 64th Ave North Maple Grove, MN 55311

(1)
Unless otherwise indicated, the person listed above as the beneficial owner of the shares has sole voting and sole investment power over the shares. The share amounts are based upon information set forth in the shareholder’s latest filing with us or the Securities and Exchange Commission, as updated by any subsequent information voluntarily provided to us by the shareholder.

(2)
Shares not outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of July 2, 2010 or within sixty days of such date, are treated as outstanding only when determining the percent owned by such person and when determining the percent owned by a group, of which such person is a member.

(3)
Includes 650,000 shares which may be purchased upon exercise of a currently exercisable warrant and 500,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Mr. Terry Myhre beneficially owns all of our outstanding Series B Preferred Stock. Also includes 6,000 unvested shares of restricted stock granted pursuant to our 2006 Equity Incentive Plan, as to which Mr. Terry Myhre has sole voting but not investment control.

(4)	Includes 6,000 unvested shares of restricted stock granted pursuant to our 2006 Equity Incentive Plan, as to which Mr. Kuhl has sole voting but not investment control.

MANAGEMENT SHAREHOLDINGS
The following table sets forth the number of shares of the our Common Stock beneficially owned as of July 2, 2010 by each of our executive officers of the Company named in the Summary Compensation Table, by each of our current directors and our director nominees, and by all of our current directors and executive officers (including the named executive officers) as a group.

	Number of Shares
Name of Director or Officer or Identity of Group	Beneficially Owned(1)		Percent of Class(2)
Terry L. Myhre	5,969,750	(3)	63.5%
Roger C. Kuhl	1,474,750	(4)	17.9
Jeffrey D. Myhre	60,000		*
Norman H. Winer	46,800	(4)	*
Kenneth J. McCarthy	24,000		*
James S. Redpath	16,000	(4)	*
Robert A. Kramarczuk	16,000	(4)	*

Current Directors and Executive Officers as a Group (7 persons)	7,607,300	(5)	80.9%

*	Less than 1%

(1)	Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2)
Shares not outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of July 2, 2010, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such person and when determining the percent owned by a group, of which such person is a member.

(3)
Includes 650,000 shares that may be purchased upon exercise of a currently exercisable warrant and 500,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Mr. Terry Myhre beneficially owns all of our outstanding Series B Preferred Stock. Also includes 6,000 unvested shares of restricted stock granted pursuant to our 2006 Equity Incentive Plan, as to which Mr. Terry Myhre has sole voting but not investment control.

(4)	Includes 6,000 unvested shares of restricted stock granted pursuant to our 2006 Equity Incentive Plan, as to which the shareholder has sole voting but not investment control.

(5)
Includes 650,000 shares that may be purchased upon exercise of a currently exercisable warrant and 500,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Also includes 30,000 unvested shares of restricted stock granted pursuant to our 2006 Equity Incentive Plan, as to which each shareholder has sole voting but not investment control.

CORPORATE GOVERNANCE
Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  Certain corporate governance practices that we follow are summarized below.
Independence
The Board has determined that as of the date of this Proxy Statement, a majority of its members are “independent directors” as defined by the rules of the Nasdaq Stock Market (“NASDAQ”).  Our independent directors are Robert Kramarczuk, James Redpath and Norman Winer.

Code of Ethics
The Company has adopted a Code of Ethics, which applies to the business conduct of directors, officers, and employees. Our Code was filed as an exhibit to our annual report on Form 10-K for fiscal year ended March 31, 2009. If we make any substantive amendments to our Code or grant any waiver, including any implicit waiver from a provision of the Code for our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.
Board and Committee Meetings
During fiscal year 2010 the Board held five (5) meetings. Each director attended at least 75% of the meetings of the Board (and the committees on which such director served).
Director Attendance Policy
Directors’ attendance at our Annual Meetings of Shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting Broadview Institute, Inc. Accordingly, all directors are expected and encouraged to attend Annual Meetings of Shareholders. All of our directors attended the last Annual Meeting of Shareholders, which was held in August 2009.
Committees of the Board
Our Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.  The members of the Audit Committee are Chairman James Redpath, Robert Kramarczuk and Norman Winer. The members of the Compensation Committee are Terry Myhre and Robert Kramarczuk.
Audit Committee Independence and Financial Expert Status
Members of the Audit Committee of Broadview Institute, Inc. are considered “independent directors” under NASDAQ rules. The Audit Committee reviews, in consultation with the independent auditors, our financial statements, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives.  The Audit Committee is responsible for the engagement of our independent auditors and reviews other matters relating to our relationship with our independent auditors.  The Audit Committee acts pursuant to a written charter, which is available on our Company website at www.broadviewinstitute.com. The Board has determined that James Redpath, who is considered an “independent director” under NASDAQ rules applicable to audit committee members, is the “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.  We acknowledge that the designation of Mr. Redpath as the audit committee financial expert does not impose on Mr. Redpath any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Redpath as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Audit Committee’s Report is included on page 10.  The Audit Committee met four (4) times during fiscal 2010.
Compensation Committee
The Compensation Committee recommends to the Board of Directors the salaries to be paid to our executive officers and any plan for additional compensation it deems appropriate.  In addition, this committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our plans. The Compensation Committee does not have a compensation committee charter. Neither the Compensation Committee nor the Board of Directors engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors, and the Compensation Committee may not delegate its authority over executive compensation to any other persons. Terry Myhre, Chairman of the Board of Directors and member of the Compensation Committee, who is not considered an “independent director” under NASDAQ rules, does have a role in determining or recommending the amount or form of executive officer or director compensation. The Compensation Committee met one (1) time during fiscal year 2010.
Nominating Procedures and Policy
Broadview Institute, Inc. does not have a formal nominating committee. Our Board of Directors is relatively small in number and the majority of the directors are “independent directors” as defined under NASDAQ rules. Accordingly, the Board does not see the need for a formal separate nominating committee at this time and the entire Board of Directors participates in the consideration of director nominees. The Board does not have a nominating committee charter. The Board’s nominating practice provides for the consideration of candidates recommended by shareholders, directors, third parties, search firms and others.  The nominating practice does not restrict the criteria that the Board can consider when evaluating diversity. The Board typically considers diversity of experience, skills and background as factors in the selection of new director nominees, with the goal of assembling a board of directors with complementary skill sets and viewpoints.  The Board has not adopted a standalone diversity policy at this time. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In evaluating director nominees, the Board considers the following factors and qualifications:
•	the appropriate size and the diversity of our Board of Directors;
•	the needs of the Board with respect to the particular talents and experience of its directors;
•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic business matters;
•	age and legal and regulatory requirements;
•	experience with accounting rules and practices;
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members;
•	experience in our industry;
•	experience as a board member of another publicly held company; and
•	academic expertise in an area of our operations.
The Board of Directors will consider the attributes of candidates nominated and the needs of the Board, and will review all candidates in the same manner. Shareholders who wish to recommend one or more persons for election as a director must provide written recommendation to the Company’s principal offices at 8089 Globe Drive, Woodbury, MN, 55125, directed to the attention of the Secretary. The Secretary will forward the recommendations to the full Board for consideration.
Any recommendations so submitted by a shareholder must include the name and address of the shareholder and the class and number of shares such shareholder owns. With respect to the nominee recommended by the shareholder, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and other board memberships, if any. The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. We may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and to consider such person for election.
The Board of Directors believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 25 years of age, having familiarity with our business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three boards of other public companies. The Board of Directors may, however, modify these minimum qualifications from time to time.
Procedures for Shareholder Communications to Directors
Shareholders may communicate directly with the Company’s Board of Directors. All communications should be in writing and should be directed to the Secretary at the Company’s principal offices: 8089 Globe Drive, Woodbury, MN, 55125. Each communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for one or more specific directors. If no individual director is specified, the communication will be forwarded to the entire Board.

Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our Chief Financial Officer (CFO) at the address below.  For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder’s name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal.  The CFO will forward the proposals and recommendations to the Board of Directors.
Kenneth J. McCarthy, CFO
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN  55125
The Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of insurance coverage, risks relating to information system backup and recovery, and financial and accounting, legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to the executive officers. We have determined that it is not reasonably likely that compensation and benefit plans would create risks that would have a material adverse effect on the Company. The full Board considers strategic risks and opportunities and regularly receives reports from management and the committees, with respect to their areas of responsibility for risk oversight.
Board Leadership Structure
We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board.
Directors Fees
On October 13, 2009, we revised our compensation arrangement for our directors for the 2010 and 2011 fiscal years. Under the revised arrangement applicable for those two fiscal years, we eliminated all cash fees that, under the prior compensation arrangement, would be paid to directors for serving as a director or would be paid to directors for attending Board or Committee meetings, and granted each of our directors a restricted stock award, as further described under “Director Compensation Table.” We continue to pay our Audit Committee Chairman $1,800 per fiscal quarter for services as Chairman.

Director Compensation Table
The following table sets forth certain information regarding compensation paid to and earned by the directors who served on the Company’s Board of Directors during fiscal year 2010.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards(1)	Compensation	Total
Name	($)	($)	($)	($)
Terry L. Myhre	$—	$52,000	$—	$52,000
James S. Redpath	$7,200	$52,000	$—	$59,200
Roger C. Kuhl	$—	$52,000	$—	$52,000
Robert A. Kramarczuk	$—	$52,000	$—	$52,000
Norman H. Winer	$—	$52,000	$—	$52,000

(1)
Represents the grant date fair value of restricted stock awarded during the fiscal year ended March 31, 2010, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  A two-year restricted stock award for 16,000 shares of Company common stock was granted to each director on October 13, 2009 pursuant to the 2006 Equity Incentive Plan.  Four thousand shares (4,000) under each restricted stock award vested at the time of grant, and each award vests at a rate of 2,000 shares of Company common stock per fiscal quarter beginning with the Company’s fiscal quarter ending December 31, 2009. At March 31, 2010, 8,000 shares of restricted stock remained unvested under each restricted stock award. Amounts reported for Mr. Terry Myhre are also included in the Summary Compensation Table under “Executive Compensation.”

ELECTION OF DIRECTORS
(Proposals #1 and #2)
General Information
Our Bylaws provide that the number of directors shall not be less than the minimum required by law and that, in accordance with such requirement, the number of directors to be elected for the ensuing year shall be determined by the shareholders at each Annual Meeting. The Board of Directors recommends that the number of directors be set at five (5). Under applicable Minnesota law, approval of (i) the proposal to set the number of directors requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matters, but not less than the affirmative vote of 2,062,064 of the outstanding Common Stock and Series B Preferred Stock, voting together as a class; and (ii) the election of each nominee requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
In the election of directors, each Proxy will be voted for setting the number of directors at five (5) unless the Proxy votes against or abstains from the proposal, and each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year and until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the Proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

Nominees for Election as Directors at the 2010 Annual Meeting
The Board of Directors has recommended the following persons as nominees for election as directors at the 2010 Annual Meeting:

	Age (as of	Year First Became
Nominee Name	Annual Meeting)	a Director

Terry L. Myhre	65	2003
James S. Redpath	53	2008
Robert A. Kramarczuk	70	2004
Roger C. Kuhl	64	2008
Norman H. Winer	73	2007
Certain biographical information relating to each of the nominees for director is set forth below.
Terry L. Myhre, Chairman of the Board and Director, Age 65. Mr. Myhre has served as a director since 2003, as Chairman of the Board since January 2004, and as Chief Executive Officer of the Company from January 2004 to February 2008. Mr. Myhre also owns and has served as President of Minnesota School of Business since 1988 and is President and owner of Globe University since 1972. Among other attributes, skills, and qualifications, the Board believes that Mr. Myhre is uniquely qualified to serve as a director due to his extensive experience in the post-secondary education services industry and knowledge of our business, which allows him to think strategically about the issues affecting our Company and our industry. Mr. Myhre’s son, Jeffrey D. Myhre, is our Chief Executive Officer.
James S. Redpath, Director, Age 53. Mr. Redpath has served as a director since 2008, and also serves as Chairman of our Audit Committee. Mr. Redpath has served as a Partner of HLB Tautges Redpath LTD, CPAs and Consultants since 1982. Among other attributes, skills, and qualifications, the Board believes that Mr. Redpath is uniquely qualified to serve as a director in light of his ability to understand generally accepted accounting principles, internal control over financial reporting, and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements.
Dr. Robert A. Kramarczuk, Director, Age 70. Dr. Kramarczuk has served as a director since 2004. Dr. Kramarczuk has served as Chairman and CEO of Classic Holdings, Inc., a hospitality, real estate, investment and construction company, since 1995. Dr. Kramarczuk has served as Director of the Master of Arts in Management and MBA programs of Hamline University since May 2007, as Director of the MBA program of Augsburg College from 2004 to May 2007, and as Associate Dean of the College of Management at Metropolitan State University from 1997 to 2001. Among other attributes, skills, and qualifications, the Board believes that Dr. Kramarczuk is uniquely qualified to serve as a director due to his significant management and leadership experience and understanding of the post-secondary education services industry, which uniquely enables him to understand our challenges and identify potential strategies and opportunities.
Roger C. Kuhl, Director, Age 64. Mr. Kuhl has served as a director since 2008. Mr. Kuhl has served as Director of Marketing at Minnesota School of Business and Globe University since 1988. Among other attributes, skills, and qualifications, the Board believes that Mr. Kuhl is uniquely qualified to serve as a director due to his extensive marketing experience in the post-secondary education services industry, which enables him to identify and understand the marketing trends within our industry.
Norman H. Winer, Director, Age 73. Mr. Winer has served as a director since 2007. Mr. Winer has served as CEO of National Benefits Group, Inc. since 2002, and was also CEO of National Benefits Group, Inc. from 1976 to 2000. From 2000 to 2002, Mr. Winer served as a consultant for Marsh & McLennan Companies, Inc. Among other attributes, skills, and qualifications, the Board believes that Mr. Winer is uniquely qualified to serve as a director due to his extensive management and consulting experience in the human resources and employee benefits areas, which enables him to understand the laws, regulations and issues facing our Company in these areas.

THE BOARD HAS DETERMINED THAT THE NUMBER OF DIRECTORS SERVING ON THE BOARD OF DIRECTORS SHOULD BE SET AT FIVE AND THAT EACH NOMINEE IS QUALIFIED TO SERVE AS A DIRECTOR. THE BOARD RECOMMENDS A VOTE FOR SETTING THE NUMBER OF DIRECTORS AT FIVE (5) AND FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS.
Certain Relationships and Related Transactions
Broadview Institute, Inc. offers career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises, Inc. (d/b/a Broadview University and hereafter referred to as Broadview University). Part of the revenue reported by Broadview University was paid by students from funds received from Myhre Investments, LLC, an entity owned by Mr. Terry Myhre, the Company’s Chairman and majority shareholder. Myhre Investments, LLC had $1,532,757 and $937,201 in loans outstanding to Broadview University students at March 31, 2010 and 2009.
Broadview University utilizes executive, administrative, accounting and consulting services provided by Globe University and the Minnesota School of Business (GU/MSB), companies owned by Mr. Terry Myhre, pursuant to a Service Level Agreement (the SLA) between the Company and GU/MSB. Some of the services provided by GU/MSB under this arrangement include chief financial and chief executive officer services, information technology support, finance and accounting services, human resources support, student financial aid consulting and curriculum consulting. The term of the SLA was for one year from the effective date (July 1, 2008), and shall automatically renew for one year periods, but may be terminated by either party with 30 days notice.
Under the SLA, the Company’s paid GU/MSB $50,000 per month for these services from July 1, 2008 through December 31, 2009. Effective January 1, 2010, the Company’s Board of Directors approved increasing the payments to $75,000 per month, based on management’s analysis of the cost and scope of services provided. Management believes the monthly charges under the SLA are competitive with, or less than, what the Company would have to pay to provide these services or to obtain them from another third party. Prior to the SLA’s effective date, the Company paid GU/MSB $25,000 per month for these services. The Company’s expenses for services under the SLA were $675,000 and $525,000 for the years ended March 31, 2010 and 2009.
Broadview University is a party to a lease agreement with Myhre Holdings-Utah, LLC, an entity wholly owned by Myhre Holdings, Inc., which is owned by the heirs of Mr. Myhre. Under the agreement the Company leases a 31,200 square foot building located in Layton, Utah. The lease is for an initial period of ten years with two additional five-year renewal options. The agreement is a “triple net” lease with a monthly base rent of $32,500 and an initial security deposit of the same amount. Broadview Institute, Inc. guaranteed the lease. Rent expense for the Layton facility was $390,000 for each of the years ended March 31, 2010 and 2009.
Broadview University is a party to a lease agreement with Myhre Holdings-Orem, LLC, an entity wholly-owned by Myhre Holdings, Inc. Under the agreement, the Company leases a 31,200 square foot building located in Orem, Utah. The lease is for an initial period of 10 years with two additional five-year renewal options. The agreement is a “triple net” lease with monthly base rent of $48,100 and an initial security deposit of the same amount. Broadview Institute, Inc. guaranteed the lease. Rent expense for the Orem facility was $577,200 and $384,800 for the years ended March 31, 2010 and 2009.
Broadview University participates in employee benefit plans that are administered by the same service providers as GU/MSB. Claim and benefit payments for Broadview University’s employees under these plans are made by MSB to the service providers and Broadview University reimburses MSB for payments made on the Company’s behalf. Prior to January 2009, the Company paid for such items directly to the service providers. Total payments made to MSB for these items were $408,618 and $24,353 during the years ended March 31, 2010 and 2009.
Broadview University also reimburses MSB for other miscellaneous expenditures made by GU/MSB on Broadview’s behalf that are outside the scope of the Service Level Agreement disclosed above. Total payments for these items were $48,340 during the year ended March 31, 2010. The Company had accounts payable to MSB of $109,417 and $12,415 at March 31, 2010 and 2009. The Company had accounts payable to GU of $9,100 at March 31, 2010.

AUDIT COMMITTEE REPORT
The Board of Directors maintains an Audit Committee comprised of three (3) of our outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the NASDAQ rule that governs audit committee composition.
In accordance with its written charter (available on our Company website, www.broadviewinstitute.com) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)
discussed with Lurie Besikof Lapidus & Company, LLP, the Company’s independent auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T; and

(3)
received the written disclosures and the letter from Lurie Besikof Lapidus & Company, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Lurie Besikof Lapidus & Company, LLP’s communications with the audit committee concerning independence, and has discussed with Lurie Besikof Lapidus & Company, LLP its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the Securities and Exchange Commission.
James Redpath, Chairman
Robert Kramarczuk
Norman Winer

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information regarding compensation for our last two fiscal years paid to our named executive officers. Our named executive officers are determined in accordance with the rules of the Securities Exchange Commission (“SEC”). For fiscal 2010, our named executive officers were Jeffrey D. Myhre, our Chief Executive Officer and Kenneth J. McCarthy, our Chief Financial Officer.

				Stock		All Other
Name and Principal		Salary	Bonus	Awards		Compensation	Total
Position(1)	Year	($)	($)	($)		($)	($)

Jeffrey D. Myhre	2010	$—	$—	$65,000	(2)	$—	$65,000
Chief Executive Officer	2009	$—	$—	$—		$—	$—

Kenneth J. McCarthy	2010	$—	$—	$32,500	(2)	$—	$32,500
Chief Financial Officer	2009	$—	$—	$—		$—	$—

(1)
The services of Mr. Jeffrey Myhre and Mr. McCarthy are included in the executive, administrative, accounting and consulting services that GU/MSB provides according to the terms of the SLA between the Company and GU/MSB. See “Certain Relationships and Related Transactions” for further detail. In addition to amounts received by the named executive officers pursuant to the Service Level Agreement, Mr. Jeffrey Myhre and Mr. McCarthy also received an award of unrestricted Company common stock on October 13, 2009, as further described in footnote 2 below. None of the named executive officers has a written employment agreement with the Company.

(2)
Amount represents the grant date fair value of unrestricted common stock awarded during the fiscal year ended March 31, 2010, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. On October 13, 2009, Mr. Jeffrey Myhre received 20,000 shares and Mr. McCarthy received 10,000 shares of Company common stock, which was valued at $3.25 per share, the closing price of our common stock on the grant date. The shares of Company common stock are not subject to forfeiture or any vesting requirements and were not made pursuant to the Company’s 2006 Equity Incentive Plan.

Outstanding Equity Awards at 2010 Fiscal Year End
None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To our knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2010, all Section 16(a) filing requirements applicable to Insiders were complied with.
INDEPENDENT AUDITORS
Lurie Besikof Lapidus & Company, LLP (“LBLCO”) acted as our independent auditors for the fiscal years ended March 31, 2010 and 2009. A representative of LBLCO is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Independent Auditor’s Fees The following table presents fees for professional services rendered by LBLCO for the years ended March 31, 2010 and 2009. We first engaged LBLCO to perform the March 31, 2002 audit.

	2010	2009
Audit Fees	$61,000	$54,000
Audit-Related Fees	$2,500	$2,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Our Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining LBLCO’s independence and has determined that such services have not adversely affected LBLCO’s independence.
Audit fees are for professional services rendered and expenses incurred for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
Audit-related fees are for professional fees rendered in connection with compliance reporting and research of accounting or SEC matters not specifically identified within the scope of the audit services described above.
Pre-Approval Policies and Procedures
Pursuant to its written charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. A pre-approval policy was approved by the Audit Committee on May 17, 2004. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to James Redpath, Chairman of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the Audit-related fees in the table above were pre-approved by the Audit Committee.

OTHER BUSINESS
The Board of Directors knows of no other matters to be presented at the 2010 Annual Meeting. If any other matter does properly come before the Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Any appropriate proposal submitted by one of our shareholders and intended to be presented at next year’s 2011 Annual Meeting must be received by the Company by March 17, 2011, to be includable in our proxy statement and related proxy for the 2011 Annual Meeting.
Also, if a shareholder proposal intended to be presented at the 2010 Annual Meeting but not included in our Proxy statement and Proxy is received by the Company after May 31, 2011, then management named in our Proxy form for the 2011 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in our proxy materials.
ANNUAL REPORT
A copy of our Annual Report to Shareholders for the fiscal year ended March 31, 2010, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No part of such report is incorporated herein or is to be considered proxy-soliciting material.
WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2010 TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO OUR CHIEF FINANCIAL OFFICER, BROADVIEW INSTITUTE, INC., 8089 GLOBE DRIVE, WOODBURY, MN 55125. THE FISCAL YEAR 2010 ANNUAL REPORT ON FORM 10-K, COMPLETE WITH EXHIBITS, AND THE PROXY STATEMENT ARE ALSO AVAILABLE AT NO COST THROUGH THE EDGAR DATABASE AVAILABLE FROM THE SEC’S INTERNET SITE (WWW.SEC.GOV).
Dated: July 15, 2010
Woodbury, Minnesota

ANNUAL MEETING OF SHAREHOLDERS OF

BROADVIEW INSTITUTE, INC.

August 10, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 10, 2010:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04581

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000000000 7 081010

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Set the number of directors at five (5) ☐ FOR ☐ AGAINST ☐ ABSTAIN

2. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert Kramarczuk
- ○ James Redpath
- ○ Terry Myhre
- ○ Norm Winer
- ○ Roger Kuhl

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.